Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2017

  GAAP revenue growth of 8% to $554 million; 5% organic revenue growth
  GAAP earnings per share from continuing operations of $0.87; Adjusted earnings per share of $0.73, an increase of 14%
  GAAP operating margin of 14.4%; Adjusted operating margins expand by 30 basis points

WALTHAM, Mass.--(BUSINESS WIRE)--November 2, 2017--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the third quarter ended October 1, 2017.

The Company reported GAAP earnings per share from continuing operations of $0.87, as compared to $0.49 in the third quarter of 2016. GAAP revenue in the third quarter of 2017 was $554.3 million, as compared to $514.5 million in the third quarter of 2016. GAAP operating income from continuing operations for the third quarter of 2017 was $79.8 million, as compared to $75.8 million in the third quarter of 2016.

Adjusted earnings per share was $0.73, as compared to $0.64 in the third quarter of 2016. Adjusted revenue for the quarter was $554.5 million, as compared to $514.7 million in the third quarter of 2016. Adjusted operating income for the third quarter of 2017 was $107.0 million, as compared to $97.7 million for the same period a year ago. Adjusted operating profit margin was 19.3% as a percentage of adjusted revenue, up 30 basis points as compared to the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“We continued to drive solid execution across all of our strategic growth initiatives during the third quarter, while also delivering strong near term financial results,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “As a result, we remain confident in our improving growth trajectory as these initiatives should enhance our revenue growth in 2018 and beyond.”

Financial Overview by Reporting Segment for the Third Quarter of 2017

Discovery & Analytical Solutions

  Revenue was $385.4 million, as compared to $365.1 million for the third quarter of 2016. Reported revenue increased 6%. Organic revenue increased 4%.
  Operating income from continuing operations was $47.6 million, as compared to operating income of $46.1 million for the comparable prior period.
  Adjusted operating income was $62.2 million, as compared to $59.1 million in the third quarter of 2016. Adjusted operating profit margin was 16.1% as a percentage of revenue, as compared to 16.2% in the comparable prior period.

Diagnostics

  Revenue was $168.9 million, as compared to $149.4 million for the third quarter of 2016. Reported revenue increased 13%. Organic revenue increased 5%.
  Operating income from continuing operations was $44.1 million, as compared to $41.6 million for the comparable prior period.
  Adjusted operating income was $56.7 million, as compared to $50.5 million in the third quarter of 2016. Adjusted operating profit margin was 33.5% as a percentage of adjusted revenue, as compared to 33.8% in the comparable prior period.

Updates Financial Guidance – Full Year 2017

For the full year 2017, the Company now forecasts GAAP earnings per share from continuing operations in the range of $2.55 to $2.57 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.87 to $2.89.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on November 2, 2017 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 91901490.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions, including the planned consummation of our agreement to acquire EUROIMMUN, and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the United Kingdom’s intention to withdraw from the European Union; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer
PerkinElmer is a global leader committed to innovating for a healthier world. Our dedicated team of 9,000 employees worldwide are passionate about providing customers with an unmatched experience as they help solve critical issues especially impacting the diagnostics, discovery and analytical solutions markets. Our innovative detection, imaging, informatics and service capabilities, combined with deep market knowledge and expertise, help customers gain earlier and more accurate insights to improve lives and the world around us. The Company reported revenue of approximately $2.1 billion in 2016, serves customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Revenue	$554,275	$514,489	$1,615,352	$1,548,747

Cost of revenue	285,453	265,939	849,416	811,557
Selling, general and administrative expenses	150,859	142,600	443,896	438,090
Research and development expenses	34,887	29,513	101,737	91,352
Restructuring and contract termination charges, net	3,269	656	12,920	5,124

Operating income from continuing operations	79,807	75,781	207,383	202,624

Interest income	(802)	(124)	(1,512)	(361)
Interest expense	10,974	10,998	32,510	30,778
Loss (Gain) on disposition of businesses and assets, net	-	-	301	(5,562)
Other (income) expense, net	(35,419)	389	(39,745)	2,887

Income from continuing operations, before income taxes	105,054	64,518	215,829	174,882

Provision for income taxes	8,508	10,601	20,495	21,465

Income from continuing operations	96,546	53,917	195,334	153,417

Income from discontinued operations, before income taxes	-	5,447	650	18,564
(Loss) gain on disposition of discontinued operations, before income taxes	(206)	630	180,171	619
Provision for income taxes on discontinued operations and dispositions	5,262	1,867	42,405	3,150

(Loss) gain from discontinued operations and dispositions	(5,468)	4,210	138,416	16,033

Net income	$91,078	$58,127	$333,750	$169,450

Diluted earnings per share:
Income from continuing operations	$0.87	$0.49	$1.77	$1.39

(Loss) gain from discontinued operations and dispositions	(0.05)	0.04	1.25	0.15

Net income	$0.82	$0.53	$3.02	$1.54

Weighted average diluted shares of common stock outstanding	110,993	110,078	110,653	110,372

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.87	$0.49	$1.77	$1.39
Amortization of intangible assets	0.16	0.15	0.47	0.49
Purchase accounting adjustments	0.01	0.04	0.06	0.10
Acquisition and divestiture-related costs	(0.28)	0.00	(0.27)	0.01
Disposition of businesses and assets, net	-	-	0.00	(0.05)
Mark to market on postretirement benefits	-	-	(0.00)	(0.00)
Restructuring and contract termination charges, net	0.03	0.01	0.12	0.05
Tax on above items	(0.06)	(0.05)	(0.20)	(0.21)
Adjusted EPS	$0.73	$0.64	$1.94	$1.77

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

DAS	Reported revenue	$385,382	$365,089	$1,130,270	$1,103,040

	Reported operating income from continued operations	47,615	46,051	129,675	127,137
	OP%	12.4%	12.6%	11.5%	11.5%
	Amortization of intangible assets	12,826	12,310	37,453	40,324
	Purchase accounting adjustments	16	16	48	441
	Acquisition and divestiture-related costs	-	45	348	353
	Restructuring and contract termination charges, net	1,729	655	9,716	4,740
	Adjusted operating income	62,186	59,077	177,240	172,995
	Adjusted OP%	16.1%	16.2%	15.7%	15.7%

Diagnostics	Reported revenue	168,893	149,400	485,082	445,707
	Purchase accounting adjustments	185	176	556	527
	Adjusted Revenue	169,078	149,576	485,638	446,234

	Reported operating income from continued operations	44,054	41,618	115,105	113,232
	OP%	26.1%	27.9%	23.7%	25.4%
	Amortization of intangible assets	4,850	4,563	14,807	13,548
	Purchase accounting adjustments	851	4,242	6,400	10,252
	Acquisition and divestiture-related costs	5,417	65	11,368	284
	Restructuring and contract termination charges, net	1,540	1	3,204	384
	Adjusted operating income	56,712	50,489	150,884	137,700
	Adjusted OP%	33.5%	33.8%	31.1%	30.9%

Corporate	Reported operating loss	(11,862)	(11,888)	(37,397)	(37,745)
	Mark to market on postretirement benefits	-	-	(46)	(3)
	Adjusted operating loss	(11,862)	(11,888)	(37,443)	(37,748)

Continuing Operations	Reported revenue	$554,275	$514,489	$1,615,352	$1,548,747
	Purchase accounting adjustments	185	176	556	527
	Adjusted Revenue	554,460	514,665	1,615,908	1,549,274

	Reported operating income from continued operations	79,807	75,781	207,383	202,624
	OP%	14.4%	14.7%	12.8%	13.1%
	Amortization of intangible assets	17,676	16,873	52,260	53,872
	Purchase accounting adjustments	867	4,258	6,448	10,693
	Acquisition and divestiture-related costs	5,417	110	11,716	637
	Mark to market on postretirement benefits	-	-	(46)	(3)
	Restructuring and contract termination charges, net	3,269	656	12,920	5,124
	Adjusted operating income	$107,036	$97,678	$290,681	$272,947
	Adjusted OP%	19.3%	19.0%	18.0%	17.6%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 1, 2017	January 1, 2017

Current assets:
Cash and cash equivalents	$709,488	$359,265
Accounts receivable, net	440,649	425,588
Inventories, net	295,176	246,847
Other current assets	100,347	99,246
Current assets of discontinued operations	-	58,985
Total current assets	1,545,660	1,189,931

Property, plant and equipment:
At cost	475,106	427,903
Accumulated depreciation	(317,441)	(282,409)
Property, plant and equipment, net	157,665	145,494
Intangible assets, net	441,425	420,224
Goodwill	2,373,009	2,247,966
Other assets, net	221,196	204,679
Long-term assets of discontinued operations	-	68,389
Total assets	$4,738,955	$4,276,683

Current liabilities:
Current portion of long-term debt	$1,294	$1,172
Accounts payable	163,735	168,033
Short-term accrued restructuring and contract termination charges	10,066	7,479
Accrued expenses and other current liabilities	420,263	399,700
Current liabilities of discontinued operations	2,154	26,971
Total current liabilities	597,512	603,355

Long-term debt	1,109,269	1,045,254
Long-term liabilities	496,145	459,544
Long-term liabilities of discontinued operations	-	14,960
Total liabilities	2,202,926	2,123,113

Total stockholders' equity	2,536,029	2,153,570
Total liabilities and stockholders' equity	$4,738,955	$4,276,683

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016
	(In thousands)		(In thousands)

Operating activities:
Net income	$91,078	$58,127	$333,750	$169,450
Loss (income) from discontinued operations and dispositions, net of income taxes	5,468	(4,210)	(138,416)	(16,033)
Income from continuing operations	96,546	53,917	195,334	153,417
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Stock-based compensation	4,412	3,774	16,179	13,449
Restructuring and contract termination charges, net	3,269	656	12,920	5,124
Depreciation and amortization	26,002	24,267	75,507	74,507
Change in fair value of contingent consideration	651	4,051	1,560	9,678
Amortization of deferred debt financing costs and accretion of discounts	705	756	1,936	1,507
Loss (gain) on disposition of businesses and assets, net	-	-	301	(5,562)
Amortization of acquired inventory revaluation	-	-	4,240	396
Changes in assets and liabilities which provided (used) cash, excluding effects from companies acquired:
Accounts receivable, net	5,756	(2,283)	10,971	5,081
Inventories	(10,451)	(3,414)	(25,208)	(14,022)
Accounts payable	8,396	5,146	(12,459)	5,863
Accrued expenses and other	(65,516)	(13,115)	(116,118)	(68,248)
Net cash provided by operating activities of continuing operations	69,770	73,755	165,163	181,190
Net cash (used in) provided by operating activities of discontinued operations	(11,266)	(140)	(4,806)	20,702
Net cash provided by operating activities	58,504	73,615	160,357	201,892

Investing activities:
Capital expenditures	(10,889)	(8,542)	(22,362)	(24,411)
Settlement of cash flow hedges	60,420	-	60,420	-
Proceeds from surrender of life insurance policies	-	-	45	44
Changes in restricted cash balances	15	-	17,218	(2,000)
Proceeds from disposition of businesses	-	-	-	21,000
Activity related to acquisitions, net of cash and cash equivalents acquired	-	(61,440)	(123,578)	(71,924)
Net cash provided by (used in) investing activities of continuing operations	49,546	(69,982)	(68,257)	(77,291)
Net cash (used in) provided by investing activities of discontinued operations	(4,203)	(449)	272,779	(900)
Net cash provided by (used in) investing activities	45,343	(70,431)	204,522	(78,191)

Financing Activities:
Payments on borrowings	(1,015)	(609,507)	(146,965)	(804,507)
Proceeds from borrowings	-	135,507	146,952	375,507
Proceeds from sale of senior debt	-	546,190	-	546,190
Payments of debt issuance costs	-	(7,868)	-	(7,868)
Settlement of cash flow hedges	(7,225)	396	(11,539)	1,674
Net payments on other credit facilities	(295)	(282)	(872)	(835)
Payments for acquisition-related contingent consideration	-	(14)	(8,940)	(113)
Proceeds from issuance of common stock under stock plans	781	3,128	14,004	12,081
Purchases of common stock	(215)	(96)	(3,480)	(151,447)
Dividends paid	(7,714)	(7,658)	(23,077)	(23,131)
Net cash (used in) provided by financing activities of continuing operations	(15,683)	59,796	(33,917)	(52,449)
Net cash used in financing activities of discontinued operations	-	-	(533)	(193)
Net cash (used in) provided by financing activities	(15,683)	59,796	(34,450)	(52,642)

Effect of exchange rate changes on cash and cash equivalents	5,016	600	19,794	2,672

Net increase in cash and cash equivalents	93,180	63,580	350,223	73,731
Cash and cash equivalents at beginning of period	616,308	248,083	359,265	237,932
Cash and cash equivalents at end of period	$709,488	$311,663	$709,488	$311,663

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	October 1, 2017		October 2, 2016

Adjusted revenue:
Revenue	$554.3		$514.5
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$554.5		$514.7

Adjusted gross margin:
Gross margin	$268.8	48.5%	$248.6	48.3%
Amortization of intangible assets	7.1	1.3%	7.0	1.4%
Purchase accounting adjustments	0.2	0.0%	0.2	0.0%
Adjusted gross margin	$276.1	49.8%	$255.7	49.7%

Adjusted SG&A:
SG&A	$150.9	27.2%	$142.6	27.7%
Amortization of intangible assets	(10.5)	-1.9%	(9.8)	-1.9%
Purchase accounting adjustments	(0.7)	-0.1%	(4.1)	-0.8%
Acquisition and divestiture-related expenses	(5.4)	-1.0%	(0.1)	0.0%
Adjusted SG&A	$134.3	24.2%	$128.6	25.0%

Adjusted R&D:
R&D	$34.9	6.3%	$29.5	5.7%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Adjusted R&D	$34.8	6.3%	$29.5	5.7%

Adjusted operating income:
Operating income	$79.8	14.4%	$75.8	14.7%
Amortization of intangible assets	17.7	3.2%	16.9	3.3%
Purchase accounting adjustments	0.9	0.2%	4.3	0.8%
Acquisition and divestiture-related expenses	5.4	1.0%	0.1	0.0%
Restructuring and contract termination charges, net	3.3	0.6%	0.7	0.1%
Adjusted operating income	$107.0	19.3%	$97.7	19.0%

	PKI
	Three Months Ended
	October 1, 2017		October 2, 2016

Adjusted EPS:
GAAP EPS	$0.82		$0.53
Discontinued operations, net of income taxes	(0.05)		0.04
GAAP EPS from continuing operations	0.87		0.49
Amortization of intangible assets	0.16		0.15
Purchase accounting adjustments	0.01		0.04
Acquisition and divestiture-related expenses	(0.28)		0.00
Restructuring and contract termination charges, net	0.03		0.01
Tax on above items	(0.06)		(0.05)
Adjusted EPS	$0.73		$0.64

	DAS
	Three Months Ended
	October 1, 2017		October 2, 2016

Adjusted revenue:
Revenue	$385.4		$365.1

Adjusted operating income:
Operating income	$47.6	12.4%	$46.1	12.6%
Amortization of intangible assets	12.8	3.3%	12.3	3.4%
Purchase accounting adjustments	0.0	0.0%	0.0	0.0%
Acquisition and divestiture-related expenses	-	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	1.7	0.4%	0.7	0.2%
Adjusted operating income	$62.2	16.1%	$59.1	16.2%

	Diagnostics
	Three Months Ended
	October 1, 2017		October 2, 2016

Revenue:
Revenue	$168.9		$149.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$169.1		$149.6

Adjusted operating income:
Operating income	$44.1	26.1%	$41.6	27.9%
Amortization of intangible assets	4.9	2.9%	4.6	3.1%
Purchase accounting adjustments	0.9	0.5%	4.2	2.8%
Acquisition and divestiture-related expenses	5.4	3.2%	0.1	0.0%
Restructuring and contract termination charges, net	1.5	0.9%	0.0	0.0%
Adjusted operating income	$56.7	33.5%	$50.5	33.8%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	October 1, 2017		October 2, 2016

Adjusted revenue:
Revenue	$1,615.4		$1,548.7
Purchase accounting adjustments	0.6		0.5
Adjusted revenue	$1,615.9		$1,549.3

Adjusted gross margin:
Gross margin	$765.9	47.4%	$737.2	47.6%
Amortization of intangible assets	21.3	1.3%	23.3	1.5%
Purchase accounting adjustments	4.8	0.3%	1.0	0.1%
Mark to market on postretirement benefits	(0.0)	0.0%	(0.0)	0.0%
Adjusted gross margin	$792.1	49.0%	$761.5	49.1%

Adjusted SG&A:
SG&A	$443.9	27.5%	$438.1	28.3%
Amortization of intangible assets	(30.7)	-1.9%	(30.1)	-1.9%
Purchase accounting adjustments	(1.6)	-0.1%	(9.7)	-0.6%
Acquisition and divestiture-related expenses	(11.7)	-0.7%	(0.6)	0.0%
Adjusted SG&A	$399.9	24.7%	$397.6	25.7%

Adjusted R&D:
R&D	$101.7	6.3%	$91.4	5.9%
Amortization of intangible assets	(0.2)	0.0%	(0.5)	0.0%
Adjusted R&D	$101.5	6.3%	$90.9	5.9%

Adjusted operating income:
Operating income	$207.4	12.8%	$202.6	13.1%
Amortization of intangible assets	52.3	3.2%	53.9	3.5%
Purchase accounting adjustments	6.4	0.4%	10.7	0.7%
Acquisition and divestiture-related expenses	11.7	0.7%	0.6	0.0%
Significant litigation matter	-	0.0%	-	0.0%
Mark to market on postretirement benefits	(0.0)	0.0%	(0.0)	0.0%
Restructuring and contract termination charges, net	12.9	0.8%	5.1	0.3%
Adjusted operating income	$290.7	18.0%	$272.9	17.6%

	PKI
	Nine Months Ended
	October 1, 2017		October 2, 2016

Adjusted EPS:
GAAP EPS	$3.02		$1.54
Discontinued operations	1.25		0.15
GAAP EPS from continuing operations	1.77		1.39
Amortization of intangible assets	0.47		0.49
Purchase accounting adjustments	0.06		0.10
Acquisition and divestiture-related expenses	(0.27)		0.01
Gain on disposition of businesses and assets, net	0.00		(0.05)
Mark to market on postretirement benefits	(0.00)		(0.00)
Restructuring and contract termination charges, net	0.12		0.05
Tax on above items	(0.20)		(0.21)
Adjusted EPS	$1.94		$1.77

	PKI
			Twelve Months Ended December 31, 2017
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.55 - $2.57
Amortization of intangible assets			0.63
Purchase accounting adjustments			0.07
Acquisition and divestiture-related expenses			(0.24)
Euroimmun integration expenses			0.00
Gain on disposition of businesses and assets, net			0.00
Mark to market on postretirement benefits			0.00
Restructuring and contract termination charges			0.12
Tax on above items			(0.26)
Adjusted EPS			$2.87 - $2.89

	DAS
	Nine Months Ended
	October 1, 2017		October 2, 2016

Adjusted revenue:
Revenue	$1,130.3		$1,103.0

Adjusted operating income:
Operating income	$129.7	11.5%	$127.1	11.5%
Amortization of intangible assets	37.5	3.3%	40.3	3.7%
Purchase accounting adjustments	0.0	0.0%	0.4	0.0%
Acquisition and divestiture-related expenses	0.3	0.0%	0.4	0.0%
Restructuring and contract termination charges, net	9.7	0.9%	4.7	0.4%
Adjusted operating income	$177.2	15.7%	$173.0	15.7%

	Diagnostics
	Nine Months Ended
	October 1, 2017		October 2, 2016

Revenue:
Revenue	$485.1		$445.7
Purchase accounting adjustments	0.6		0.5
Adjusted revenue	$485.6		$446.2

Adjusted operating income:
Operating income	$115.1	23.7%	$113.2	25.4%
Amortization of intangible assets	14.8	3.1%	13.5	3.0%
Purchase accounting adjustments	6.4	1.3%	10.3	2.3%
Acquisition and divestiture-related expenses	11.4	2.3%	0.3	0.1%
Restructuring and contract termination charges, net	3.2	0.7%	0.4	0.1%
Adjusted operating income	$150.9	31.1%	$137.7	30.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended October 1, 2017
Organic revenue growth:
Reported revenue growth	8%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	2%
Organic revenue growth	5%

DAS
Three Months Ended October 1, 2017
Organic revenue growth:
Reported revenue growth	6%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	0%
Organic revenue growth	4%

Diagnostics
Three Months Ended October 1, 2017
Organic revenue growth:
Reported revenue growth	13%
Less: effect of foreign exchange rates	1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	7%
Organic revenue growth	5%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, stay bonuses, interest expense, foreign exchange gains and losses, significant acquisition integration expenses and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, and therefore only our projected costs are used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, disposition of businesses and assets, net, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg 781-663-5699
fara.goldberg@perkinelmer.com